UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2015 (May 19, 2015)

Education Realty Trust, Inc.
Education Realty Operating Partnership, LP

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32417	20-1352180
Delaware	333-199988-01	20-1352332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 South Shady Grove Road, Suite 600 Memphis, Tennessee	38120
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Accounting Officer

On May 19, 2015, the Board of Directors of Education Realty Trust, Inc. (the “Company”) appointed Ms. Lindsey Mackie as the Company’s Senior Vice President and Chief Accounting Officer, effective June 1, 2015. In this role, Ms. Mackie will act as the principal accounting officer of the Company.

Concurrently with the appointment of Ms. Mackie, Mr. J. Drew Koester, who has served as the Chief Accounting Officer and principal accounting officer of the Company since 2004, has been appointed to the newly created position of Senior Vice President – Capital Markets and Investor Relations. Effective June 1, 2015, Mr. Koester will cease to perform the duties of principal accounting officer for the Company in connection with the transition to his new position and Ms. Mackie’s appointment.

Ms. Mackie, age 30, joined the Company in 2013 as Senior Manager of Financial Services. From January 2007 until she joined the Company, Ms. Mackie worked in various roles at the audit, consulting, financial advisory, risk management and tax consulting firm Deloitte and Touche, LLP, serving the last two years as Audit Manager.

Ms. Mackie has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Ms. Mackie is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with Ms. Mackie

In connection with her appointment as the Company’s Chief Accounting Officer, Ms. Mackie has entered into an executive employment agreement (the “Agreement”) with the Company, effective on June 1, 2015. Pursuant to the Agreement, Ms. Mackie will serve as the Company’s Senior Vice President and Chief Accounting Officer. The Agreement provides for a term of three years and seven (7) months, commencing on June 1, 2015 and ending on December 31, 2018. Ms. Mackie will be paid an initial annual base salary of $130,000 (the “Base Salary”), which may be adjusted annually at the discretion of the Company’s Compensation Committee. Ms. Mackie will also be eligible to receive an annual bonus targeted at a percentage of Base Salary as determined from time to time by the Company’s Compensation Committee if, as determined by the Compensation Committee in its sole discretion, Ms. Mackie meets certain criteria established from year to year by the Compensation Committee.

The Agreement contains certain obligations of the Company arising after a termination of employment or a “Change of Control” (as defined in the Agreement) in the Company, including, but not limited to, the requirements that (i) in the event of a “Change of Control,” all outstanding unvested equity-based awards granted shall vest and become immediately exercisable and unrestricted, (ii) the Company make certain payments only after the expiration of the “Severance Delay Period” (as defined in the Agreement) and (iii) the Company pay a transition lump sum severance payment of $10,000.

If Ms. Mackie’s employment is terminated by the Company for Cause (as defined in the Agreement), or by Ms. Mackie without Good Reason (as defined in the Agreement) or due to the death or Disability (as defined in the Agreement) of

Ms. Mackie, she will be entitled to post-termination benefits, including the payment for all accrued but unpaid wages, based on her then-current Base Salary through the termination date and all unvested equity awards will be forfeited. In the event Ms. Mackie is terminated without Cause or she resigns for Good Reason within one year after a Change of Control, she will be entitled to a separation payment equal to the sum of her then current Base Salary and her average Bonus for the two-year period prior to the Change of Control. In either case, Ms. Mackie will be subject to a non-competition covenant for one year after her employment with the Company ends.

The Agreement provides that any compensation paid to Ms. Mackie, including, but not limited to, equity compensation, may be subject to forfeiture or repayment to the Company in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and/or any clawback policy of the Company. The Agreement also contains certain provisions to ensure compliance with the requirements of, and the Treasury Regulations promulgated under, Section 409A of the Code.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2015 Annual Meeting of the Stockholders of the Company held on May 20, 2015 (the “Annual Meeting”), the Company’s stockholders approved each of the proposals presented which are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on April 6, 2015, and as supplemented on May 7, 2015. Holders of 44,184,615 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting.

The following are the voting results on each proposal presented to the Company’s stockholders at the Annual Meeting:

Proposal 1: To elect eight directors to serve until the 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualify.

Directors	Votes For	Votes Withheld	Broker Non-Votes
John V. Arabia	42,889,699	139,023	1,155,893
Monte J. Barrow	42,887,365	141,357	1,155,893
William J. Cahill, III	42,888,619	140,103	1,155,893
Randall L. Churchey	42,379,139	649,583	1,155,893
John L. Ford	42,875,968	152,754	1,155,893
Howard A. Silver	42,893,244	135,478	1,155,893
Thomas Trubiana	42,887,815	140,907	1,155,893
Wendell W. Weakley	42,894,641	134,081	1,155,893

Proposal 2: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Abstentions
43,908,567	271,925	4,123

Proposal 3: To approve, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,897,100	120,275	11,347	1,155,893

Item 7.01. Regulation FD Disclosure.

On May 26, 2015, the Company issued a press release announcing the appointment of Ms. Mackie as the Company’s Chief Accounting Officer. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Item 7.01 (including Exhibit 99.1 hereto), shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement by and between Education Realty Trust, Inc. and Lindsey Mackie, effective as of June 1, 2015.
99.1	Press Release, dated May 26, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: May 26, 2015	By:	/s/ Edwin B. Brewer, Jr.
Name: Edwin B. Brewer, Jr. Title: Executive Vice President and Chief Financial Officer

EDUCATION REALTY OPERATING PARTNERSHIP, LP

Date: May 26, 2015	By: EDUCATION REALTY OP GP, INC., its general partner

By: /s/ Edwin B. Brewer, Jr.
Name: Edwin B. Brewer, Jr. Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Executive Employment Agreement by and between Education Realty Trust, Inc. and Lindsey Mackie, effective as of June 1, 2015.
99.1	Press Release, dated May 26, 2015.